(n)(1)(ii)

AMENDED SCHEDULE B

to the

THIRD AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA SEPARATE PORTFOLIOS TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

	Classes of Shares
Funds	A	I	P	R6	SMA
Voya Emerging Markets Corporate Debt Fund	N/A	N/A	N/A	N/A	N/A
Voya Emerging Markets Hard Currency Debt Fund	N/A	N/A	N/A	N/A	N/A
Voya Emerging Markets Local Currency Debt Fund	N/A	N/A	N/A	N/A	N/A
Voya Investment Grade Credit Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2020 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2025 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2030 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2035 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2040 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2045 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2050 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2055 Fund	0.25%	N/A	N/A	N/A	N/A
Voya Target Retirement 2060 Fund	0.25%	N/A	N/A	N/A	N/A
Voya In-Retirement Fund	0.25%	N/A	N/A	N/A	N/A
Voya Securitized Credit Fund	0.25%	N/A	N/A	N/A	N/A

Schedule B Last Amended: May 12, 2016 to add Class A shares for Voya Investment Grade Credit Fund.